Exhibit (a)(1)(G)

Confirmation Electronic Mail/Letter to Employees who Elect to Participate in the Exchange Program

Dear [Employee Name],

hhgregg has received your Eligible Option Information Sheet and Election Form dated [Click and Type Date], 2013, by which you elected to have all of your eligible outstanding options cancelled in exchange for New Options, subject to the terms and conditions of the Offer.

If you change your mind, you may change your election as to all of your Eligible Options by submitting a new Eligible Option Information Sheet and Election Form through the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, and electing “No” to retain your Eligible Options rather than “Yes” to exchange your Eligible Options. If you are not able to submit your Eligible Option Information Sheet and Election Form electronically via the Offer Website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of internet services), a properly signed and completed Eligible Option Information Sheet and Election Form must be received by facsimile, by hand delivery or by electronic mail before 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013 to:

Charles Young

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

The submission of the required documents must be made by the Expiration Date indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Charles Young, our Chief Human Resources Officer, by the Expiration Date will be accepted. Documents submitted by any other means, including U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Charles Young, our Chief Human Resources Officer, at:

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Tel: (317) 569-7574

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

Please note that our receipt of your Eligible Option Information Sheet and Election Form is not by itself an acceptance of the Eligible Options for exchange. For purposes of the Offer, hhgregg will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when hhgregg gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, electronic mail or other method of communication. hhgregg’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offering Period.

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Summary of the Option Exchange Program; (3) the electronic mail on behalf of Dennis L. May, dated April 2, 2013; (4) the Instructions Forming Part of the Terms and Conditions of the Offer; (5) the Election Form; (6) Form of Eligible Option Information Sheet; (7) FAQ’s and (8) the Agreement to Terms of Election. You may access these documents on the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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Assessment Results

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If you change your mind, you may change your election as to all of your Eligible Options by re-opening the "Electronic Form of Eligible Option Information Sheet" and electing "NO" to the first two statements and "YES" to the third statement in the electronic Form. If you are unable to submit your "Electronic Form of Eligible Option Information Sheet" electronically via Knowledge Hub (located on Intranet 2.0) as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to Knowledge Hub for any reason (including lack of internet services), a properly signed and completed "Eligible Option Information Sheet" and "Election Form" must be received by **fascimile, by hand delivery or by electronic mail** before 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013 to:

Assessment/Electronic Form of Eligible Option Information Sheet-V2

Required Score	# of Questions	Time Allowed	Attempts Remaining
100%	2	Unlimited	Unlimited

Your Score: 100%

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Assessment Result Details for Electronic Form of Eligible Option Information Sheet-V2

I have read all of the above documentation included in this offer and want to proceed with my election. Correct

Your answer >

YES

Selecting "YES" makes you ELIGIBLE to participate in the "Offer to Exchange Certain Outstanding Options for New Options" program.

NO

Select "YES," below, if you ELECT to exchange ALL of your Eligible Options, OR, Select "NO," below, if you do NOT want to exchange ANY of your Eligible Options. Correct

Your answer >

Selecting "YES" certifies that you AGREE to ALL terms

YES	In the "Agreement to Terms of Election" document and elect TO PARTICIPATE in the "Offer to Exchange Certain Outstanding Options for New Options" program.
NO	

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Form of Rejection Letter

Dear [Employee Name],

hhgregg has received your Eligible Option Information Sheet and Election Sheet dated                 , 2013, by which you rejected hhgregg’s Offer to exchange your eligible outstanding options for New Options.

If you change your mind, you may change your election as to all of your Eligible Options by submitting a new Eligible Option Information Sheet and Election Form through the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, and electing “Yes” to exchange your Eligible Options rather than “No” to retain your Eligible Options. If you are not able to submit your Eligible Option Information Sheet and Election Form electronically via the Offer Website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of internet services), a properly signed and completed Eligible Option Information Sheet and Election Form must be received by facsimile, by hand delivery or by electronic mail before 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013 to:

Charles Young

Chief Human Resources Officer

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

The submission of the required documents must be made by the Expiration Date indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Charles Young, our Chief Human Resources Officer by the Expiration Date will be accepted. Documents submitted by any other means, including U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted and will not be accepted. If you have questions, please direct them to Charles Young, our Chief Human Resources Officer, at:

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Tel: (317) 569-7574

Fax: (317) 816-6609

Electronic Mail: Charlie.Young@hhgregg.com

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Summary of Offer to Exchange Certain Outstanding Options for New Options; (3) the electronic mail on behalf of Dennis L. May, dated April 2, 2013; (4) the Instructions Forming Part of the Terms and Conditions of the Offer; (5) the Election Form; (6) Form of Eligible Option Information Sheet; (7) FAQ’s and (8) the Agreement to Terms of Election. You may access these documents on the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.